Exhibit 99.1

FOR IMMEDIATE RELEASE

CITADEL BROADCASTING ANNOUNCES CHANGES TO ITS BOARD OF DIRECTORS

NEW YORK, November 1, 2005 -- Citadel Broadcasting Corporation (NYSE:CDL) announced that effective today, Gordon A. Holmes, a Director, has resigned from the Board in connection with his resignation as a general partner of Forstmann Little & Co.

Citadel Broadcasting Corporation is a radio broadcaster focused primarily on acquiring, developing and operating radio stations throughout the United States. The Company owns and operates 159 FM and 59 AM radio stations in 49 markets, located in 24 states across the country. For more information visit www.citadelbroadcasting.com.

Contact:
Brooke Morganstein
Citigate Sard Verbinnen
(212) 687-8080